EXHIBIT 3.1.6

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

SUBSIDIARY INTO PARENT
        Section 253

CERTIFICATE OF OWNERSHIP
MERGING

j2 Cloud Services, Inc.

INTO

j2 Global Communications, Inc.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

j2 Global Communications, Inc. (“Parent”), a corporation incorporated on the 14th day of December 1995, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	Parent owns all of the capital stock of j2 Cloud Services, Inc. (“Subsidiary”), a corporation incorporated on the 28th day of November 2011, pursuant to the provisions of the DGCL.

2.
The Board of Directors of Parent, by a resolution (the “Resolution”) duly adopted on the 5th day of December 2011, determined (i) to merge Subsidiary with and into Parent pursuant to Section 253 of the DGCL (the “Merger”), and (ii) effective upon the Merger, to change Parent’s corporate name to “j2 Global, Inc.”  A certified copy of the Resolution is attached hereto as Exhibit A and incorporated herein by reference.

3.	Parent shall be the surviving corporation of the Merger.

4.	At the effective time of the Merger, by virtue of the Merger and without any action on the part of Parent, each issued and outstanding share of Subsidiary shall be cancelled and retired.

5.
The Amended and Restated Certificate of Incorporation of Parent as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

“FIRST.  The name of the Corporation is j2 Global, Inc.”

6.	Pursuant to Section 103(d) of the DGCL the effective time of the Merger shall be December 5, 2011.

IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of j2 Global Communications, Inc. on December 5, 2011.

j2 GLOBAL COMMUNICATIONS, INC.

By:          /s/ Jeffrey D. Adelman
Name:     Jeffrey D. Adelman
Title:       Secretary

Exhibit A

j2 GLOBAL COMMUNICATIONS, INC.
SECRETARY’S CERTIFICATE

The undersigned certifies that he is the duly qualified, appointed and acting Secretary of j2 Global Communications, Inc., a Delaware corporation, and:

He further certifies that the Board of Directors adopted the following resolutions on December 5, 2011, and that such resolutions have not since been amended or rescinded and are in full force and effect as of the date hereof:

WHEREAS, j2 Global Communications, Inc., a Delaware corporation (the “Corporation”) owns all of the outstanding shares of the capital stock of j2 Cloud Services, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) deems it advisable and in the Corporation’s best interests that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), with the Corporation being the surviving corporation of such merger.

NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware (the “Effective Time”), the Subsidiary shall be merged with and into the Corporation, with the Corporation being the surviving corporation (the “Merger”); and

RESOLVED FURTHER, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and

RESOLVED FURTHER, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board; and

RESOLVED FURTHER, that pursuant to Section 259 of the DGCL, at the Effective Time, the separate existence of the Subsidiary shall cease, and the Corporation shall continue its existence as the surviving corporation of the Merger; and

RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and

RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and

RESOLVED FURTHER, that, in connection with the Merger, the Board deems it desirable, advisable and in the best interest of the Corporation and its stockholders to change its corporate name to “j2 Global, Inc.”; and

RESOLVED FURTHER, that, at the Effective Time, Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“FIRST.  The name of the Corporation is j2 Global, Inc.”

RESOLVED FURTHER, that, at the Effective Time, the title of the By-Laws of the Corporation shall be amended to reflect the Corporation’s name change from j2 Global Communications, Inc. to j2 Global, Inc; and

RESOLVED FURTHER, that the Authorized Officers (as defined below) are, and each of them individually hereby is, authorized, empowered, and directed, in the name and on behalf of the Corporation, to make, execute and acknowledge an appropriate Certificate of Ownership and Merger and to file the same in the office of the Secretary of State of Delaware; and

RESOLVED FURTHER, that in connection with changing the Corporation’s name, each Authorized Officer is authorized, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable; and

RESOLVED FURTHER, that, after the Effective Time, each Authorized Officer is hereby authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Corporation is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Corporation’s name; and

RESOLVED FURTHER, that, after the Effective Time, each Authorized Officer is hereby authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Corporation is qualified, if such officer determines it is necessary or desirable for the Corporation to use an alternate name, fictitious name, assumed name or other name; and

RESOLVED FURTHER, that, after the Effective Time, each Authorized Officer is hereby authorized, in the name and on behalf of the Corporation, to prepare, execute and file a notification of change in company record and a new listing agreement, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ Global Select Market, the Depositary Trust Company, and the Corporation’s transfer agent to reflect the change in the Corporation’s name; and

RESOLVED FURTHER, that in connection with changing the Corporation’s name, each Authorized Officer is authorized, in the name and on behalf of the Corporation, to amend or modify the Corporation’s stock certificates, to create a new corporate seal, to notify the Corporation’s stockholders and to give such notices to, and obtain such consents from, third parties, in each case as may, in his or her judgment, be required or advisable; and

RESOLVED FURTHER, that, effective as of the Effective Time, each of the Corporation’s benefits plans and programs are hereby amended to replace each reference to “j2 Global Communications, Inc.” with “j2 Global, Inc.,” to reflect the change in the Corporation’s name, including but not limited to the following plans:

•	j2 Global Communications, Inc. Second Amended and Restated 1997 Stock Option Plan

•	j2 Global Communications, Inc. 2007 Stock Plan

•	j2 Global Communications, Inc. 2001 Employee Stock Purchase Plan, as amended

RESOLVED FURTHER, that each of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute and deliver all such further agreements, certificates, instruments and documents, in the name and on behalf of the corporation, and if requested or required, under its corporate seal duly attested by the Secretary; to pay or cause to be paid all expenses; to take all such other actions as they or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and

RESOLVED FURTHER, that all actions previously taken by any officer or director or agent of the Corporation in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation as fully as if such actions had been presented to the Board for its approval prior to such actions being taken; and

RESOLVED FURTHER, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Authorized Officers to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and

RESOLVED FURTHER, that the “Authorized Officers” referenced in these resolutions shall be the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary, any Executive Vice President, any Senior Vice President or any Vice President of the Corporation; and

RESOLVED FURTHER, that the Authorized Officers shall have the authority to further delegate, in whole or in part, the authority provided in the foregoing resolutions to any other officer or employee of the Corporation; and

RESOLVED FURTHER, that an executed copy of this resolution shall be filed in the minute book of the Corporation.

IN WITNESS WHEREOF, I have executed this certificate as of the 5th day of December 2011.

By:          /s/ Jeffrey D. Adelman
Name:     Jeffrey D. Adelman
Title:       Secretary